UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549

                                  FORM 8-K

                               CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported):  December 4, 1998



Commission        Registrant; State of Incorporation;     IRS Employer
File Number       Address; and Telephone Number           Identification Number
-----------       -----------------------------           ---------------------
1-13739           UNISOURCE ENERGY CORPORATION            86-0786732
                  (An Arizona Corporation)
                  220 West Sixth Street
                  Tucson, AZ  85701
                  (520) 571-4000

1-5924            TUCSON ELECTRIC POWER COMPANY           86-0062700
                  (An Arizona Corporation)
                  220 West Sixth Street
                  Tucson, AZ  85701
                  (520) 571-4000

Item 5. Other Events

TEP DIVIDEND

      On December 4, 1998, the Board of Directors of Tucson Electric Power Company ("TEP") declared a dividend in the amount of $0.9334327 per share of TEP's Common Stock, no par value, to shareholders of record at the close of business December 4, 1998, payable December 7, 1998. As the holder of all of the issued and outstanding Common Stock of TEP, UniSource Energy Corporation (UniSource Energy) received dividends in the aggregate amount of $30 million. The dividend follows the refinancing of various debt obligations, eliminating the credit covenants and restrictions which had prevented TEP from paying common dividends since 1989.

      The  dividend was declared from current year earnings since
TEP has an accumulated deficit rather than positive retained earnings.

      The Board of Directors of UniSource Energy may consider the declaration and payment of a dividend to the common shareholders of UniSource Energy. The decision to declare such dividend and the amount of any such dividend will depend upon various factors, including, among others, the capital requirements of UniSource Energy and its affiliates, the Company's earnings, the business prospects of the Company, and the status and impact of the deregulation of the retail electric industry in Arizona.

                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiary.



                               UNISOURCE ENERGY CORPORATION
                              ----------------------------
                                      (Registrant)



Date: December 8, 1998                  Ira R. Adler
                               ----------------------------
                                        Ira R. Adler
                                Executive Vice President and
                                 Principal Financial Officer



                              TUCSON ELECTRIC POWER COMPANY
                              -----------------------------
                                      (Registrant)



 Date: December 8, 1998                Ira R. Adler
                              -----------------------------
                                       Ira R. Adler
                               Executive Vice President and
                                Principal Financial Officer